SECOND AMENDMENT TO

COMMON STOCK PURCHASE WARRANT

This SECOND AMENDMENT TO THE COMMON STOCK PURCHASE WARRANT (this “Amendment”), dated as of May 12, 2023 (the “Effective Date”), by and between ILUSTRATO PICTURES INTERNATIONAL, INC., a Nevada corporation, with headquarters located at 26 Broadway, Suite 934, New York, New York 10004 (the “Company”), and AJB CAPITAL INVESTMENTS, LLC, a Delaware limited liability company, with its address at 4700 Sheridan Street, Suite J, Hollywood, FL 33021 (the “Buyer”).

WHEREAS:

A.	The Company and the Buyer are parties to that certain Common Stock Purchase Warrant for the acquisition of 30,000,000 shares of Common Stock of the Company issued in favor of the Buyer, dated December 2, 2022, as amended March 17, 2023 (the “Warrant”).
B.	Section 9 of the Warrant provides that the provisions of the Warrant may be amended if such amendment is in writing and signed by the Buyer.
C.	The Company and the Buyer desire to amend the Agreement in accordance with the terms of this Amendment.

NOW THEREFORE, in consideration of the foregoing recitals and the mutual covenants, representations, warranties, conditions, and agreements hereinafter expressed, the Company and the Buyer hereby agree as follows:

1.	Defined Terms. All capitalized terms used in this Amendment and not otherwise defined shall have the meanings given to such terms in the Warrant.

2.	Amendment to Section 1(c). Section 1(c) of the Agreement is hereby amended to replace the words “April 1, 2023” with “May 26, 2023”.

3.    No Further Amendment. Except as expressly amended hereby, the Warrant is in all respects ratified and confirmed and all the terms, conditions, and provisions thereof shall remain in full force and effect. This Amendment is limited precisely as written and shall not be deemed to be an amendment to any other term or condition of the Agreement or any other document referred to therein. This Amendment shall be deemed to be in full force and effect from and after the execution of this Amendment by the Company and the Buyer, and the Company and the Buyer shall be bound hereby.

[signature page follows]

IN WITNESS WHEREOF, the undersigned Buyer and the Company have caused this Amendment to be duly executed as of the date first above written.

ILUSTRATO PICTURES INTERNATIONAL, INC.

By: /s/ Nicolas Link

Name: Nicolas Link

Title: Chief Executive Officer

AJB CAPITAL INVESTMENTS, LLC

By: /s/ Ari Blaine

Name: Ari Blaine

Title: Manager

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